Filed Pursuant to Rule 433
Registration Statement No. 333-133985
June 4, 2007

$ [156,370,000]

LEHMAN XS TRUST, SERIES 2007-9

SENIOR/SUBORDINATE CERTIFICATES

GROUP II

Lehman Brothers Holdings Inc.
(Sponsor and Seller)

Structured Asset Securities Corporation
(Depositor)

TBD
(Trustee)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 (this may be obtained on Lehman Brothers’ web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under “Risk Factors” in the terms sheet supplement dated April 20, 2007 and the prospectus dated March 26, 2007 which is conveyed with this document.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Bond Summary

Class	Approximate Size ($)(1)	Initial Coupon (2)	Est. WAL (yrs.) Call/Mat(3)	Principal Window (mths.) to Call/Mat (3)	Approx. Initial C/E (4)	Principal Type	Interest Accrual Convention	Delay
WF1	[$99,522,000]	1mL + [ ]	[1.30 /1.30]	[1-33 / 1-33]	[17.50%]	Senior Floater	Actual / 360	0 day
WF2	[$16,226,000]	[ ]	[3.32 /3.32]	[33-50 / 33-50]	[17.50%]	Senior Fixed	30/ 360	24 day
WF3	[$13,510,000]	[ ]	[5.00 /5.00]	[50-75 / 50-75]	[17.50%]	Senior Fixed	30/ 360	24 day
WF4	[$11,475,000]	[ ]	[7.78 /10.75]	[75-97 / 75-226]	[17.50%]	Senior Fixed	30/ 360	24 day
WF5	[$15,637,000]	[ ]	[6.44 /6.65]	[40-97 / 40-224]	[17.50%]	Senior Fixed Non-accelerating	30/ 360	24 day
WFIO (5)(6)	[156,370,000]	[ ]	N/A	N/A	N/A	Interest Only	30/360	24 day
WFM1(5)	[$13,931,000]	[ ]	[5.35 /5.91]	[38-97 / 38-187]	[10.15%]	Sub PT	30/ 360	24 day
WFM2 (5)	[$6,918,000]	[ ]	[5.33 /5.84]	[37-97 / 37-166]	[6.50%]	Sub PT	30/ 360	24 day
WFM3 (5)	[$4,985,000]	[ ]	[5.32 /5.74]	[37-97 / 37-148]	[3.87%]	Sub PT	30/ 360	24 day
WFM4 (5)	[$1,649,000]	[ ]	[5.32 /5.63]	[37-97 / 37-128]	[3.00%]	Sub PT	30/ 360	24 day

(1.)	Bond sizes are subject to a permitted variance of ±10% in the aggregate.

(2.)
Each class of Offered Certificates is subject to the Net Funds Cap, as described on page 11. One Month LIBOR (“1mL”) for the Class WF1 Certificates for the first accrual period will be determined two business days prior to the Closing Date. The coupons for the Class WF2, Class WF3, Class WF4, and Class WF5 Certificates will increase by 0.50% for such Certificates on each Distribution Date occurring after the first date on which the 10% Optional Call may be exercised, as described at “Optional Call” below. The Class WFIO Certificates will accrue interest at the lesser of (x) [0.60%] per annum and (y) the excess, if any, of (i) the Net Funds Cap and (ii) the weighted average coupon of the Class WF1, Class WF2, Class WF3, Class WF4 and Class WF5 Certificates, subject to a minimum rate of 0.00% per annum.

(3.)
The weighted average lives (“WAL”) and Principal Window (number of months between the first and last principal payments received) assume prepayments occur at the Pricing Speed, as described at “Pricing Speed” below, and that the certificates pay on the 25th of each month beginning in June 2007. The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Optional Call Date, as described at “Optional Call” below.

(4.)
The initial O/C amount on the Closing Date will equal [3.00%] of the Cut-Off Date collateral balance. Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount. The O/C Target is [3.00%] of Cut-Off Date collateral balance. Rating levels are subject to final approval.

(5.)	Not offered under this term sheet.

(6.)
The Class WFIO will be interest only certificates; it will not be entitled to payments of principal and will accrue interest on its notional balance, which is based on the combined principal balance of the Class WF1, Class WF2, Class WF3, Class WF4, and Class WF5 Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Sensitivity Table

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Transaction Overview

Issuing Entity:	Lehman XS Trust, 2007-9 (the “Trust”)

Structure:	Senior/ Subordinate with Overcollateralization.

Pricing Speed:	100% PPC

100% of the Prepayment Assumption (“PPC”) assumes that, based on the age of the mortgage loan, prepayments start at 10% CPR in month one, increase by approximately 1.36% each month to 25% CPR in month 12 and remain at 25% CPR thereafter.

Mortgage Pool:
The Mortgage Pool consists of conventional, first lien, fixed rate, residential mortgage loans having a total principal balance of approximately $189,539,322 as of the Cut-Off Date. Certain characteristics of the mortgage loans are described on pages 16-27 of this term sheet, subject to a permitted variance of + 10% in the aggregate.

The Issuing Entity will also be issuing certificates backed by other mortgage pools, which will not be cross-collateralized with the Certificates backed by this Mortgage Pool in any way.

Credit Enhancement:
The initial credit support (“C/E”) for a class equals the (i) percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization (“O/C”) amount. Rating levels are subject to final approval.

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates, as well as overcollateralization and excess interest.

Ratings:	All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Closing Date:	May 31, 2007

Cut-Off Date:	May 1, 2007

Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, the next succeeding business day, beginning on June 25, 2007

Servicing Fee:	0.375% per annum.

Master Servicer:	Aurora Loan Services LLC (an affiliate of Lehman Brothers, the Seller and the Sponsor)

Servicer:	Wells Fargo Bank, N.A.

Originator:	Wells Fargo Bank, N.A.

Senior Certificates	Class WF1, Class WF2, Class WF3, Class WF4, Class WF5, and Class WFIO Certificates

Subordinate Certificates:	Class WFM1, Class WFM2, Class WFM3, and Class WMF4 Certificates

The Certificates:	The Senior Certificates and the Subordinate Certificates

SMMEA Eligibility:	The Senior Certificates will be SMMEA eligible.

ERISA Eligibility:	The Senior Certificates are expected to be ERISA eligible.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Interest Rate:
The Interest Rate for the Senior Certificates (other than the Class WFIO Certificates) and the Subordinate Certificates for any Accrual Period will be equal to the lesser of (1) the rate described in the table on page 3 of this term sheet and (2) the Net Funds Cap (as defined below). The Interest Rate for the Class WFIO Certificates will equal to the lesser of the (i) the rate set on page 3 and (ii) the excess, if any, of the Net Funds Cap (as defined herein) over the weighted average coupon of the Class WF1, Class WF2, Class WF3, Class WF4 and Class WF5 Certificates, subject to a minimum rate of 0.00% per annum.

Legal Final Maturity:	April 25, 2037

Interest Rate Cap:	An interest rate cap will be purchased for the Trust for the benefit of the Class WF1 Certificates to diminish basis risk associated with the related fixed rate mortgage loans.

Proceeds derived from the Interest Rate Cap will be applied to cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Class WF1 Certificates but not credit losses on the mortgage loans. The [thirty-eight] month Interest Rate Cap will have a strike rate of [7.00%] per annum. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Optional Call:
The transaction can be called by the Master Servicer on any Distribution Date following the month in which the principal balance of the Mortgage Loans is reduced to less than 10% of the Cut-Off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)	To pay principal to the Class WF1, Class WF2, Class WF3, Class WF4, and Class WF5 Certificates in the following order of priority:

i)	To the Class WF5 Certificates, the Class WF5 Priority Amount, until such class has been reduced to zero;

ii)	Sequentially, to the Class WF1, Class WF2, Class WF3, and Class WF4 Certificates, in that order, until each such class has been reduced to zero;

iii)	To the Class WF5 Certificates, without regard to the Class WF5 Priority Amount, until such class has been reduced to zero;

2)	All remaining principal will be allocated to the Class WFM1, Class WFM2, Class WFM3, and Class WFM4 Certificates, sequentially and in that order, until each such class has been reduced to zero;

3)	For application as part of Monthly Excess Cashflow for such Distribution Date.

II.	On or after the Stepdown Date and as long as a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)
All principal will be allocated to the Senior Certificates (other than the Class WFIO Certificates), to be paid as described in clause (I) above, provided, however, that principal will only be allocated to the Senior Certificates (other than the Class WFIO Certificates) until the credit enhancement behind the Senior Certificates (other than the Class WFIO Certificates) is equal to two times its initial targeted credit enhancement percentage;

2)
All remaining principal will be allocated to the Class WFM1, Class WFM2, Class WFM3, and Class WFM4 Certificates, sequentially, and in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage;

3)	For application as part of Monthly Excess Cashflow for such Distribution Date.

Class WF5 Percentage: For any Distribution Date will be equal to the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal Amount of the Class WF5 Certificates immediately prior to such date by (y) the aggregate Class Principal Amount of the Class WF1, Class WF2, Class WF3, Class WF4 and Class WF5 Certificates immediately prior to such date.

Class WF5 Priority Amount: For any Distribution Date an amount equal to the least of (i) the Class Principal Amount of the Class WF5 Certificates immediately prior to such Distribution Date, (ii) the product of (x) the Senior Principal Distribution Amount and (y) the Class WF5 Percentage and (z) the Class WF5 Shift Percentage and (iii) the Senior Principal Distribution Amount; provided, however, that if prior to such Distribution Date the Class Principal Amount of the Senior Certificates (other than the Class WF5 and the Class WFIO Certificates ) has been reduced to zero, the Class WF5 Priority Amount will equal 100% of the Senior Principal Distribution Amount.

Class WF5 Shift Percentage: For any Distribution Date occurring prior to the 37th Distribution Date (i.e., June 2010) will be 0%; for the 37th through 60th Distribution Dates, 45%; for the 61st through 72nd Distribution Dates, 80%; for the 73rd through 84th Distribution Dates, 100%; and thereafter, 300%.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Interest Payment Priority

The Interest Rate for the Senior Certificates (other than the Class WFIO Certificates) and the Subordinate Certificates will be equal to the lesser of (i) the rate set on page 3 and (ii) the Net Funds Cap (as defined herein). The Interest Rate for the Class WFIO Certificates will equal to the lesser of the (i) the rate set on page 3 and (ii) the excess, if any, of the Net Funds Cap (as defined herein) over the weighted average coupon of the Class WF1, Class WF2, Class WF3, Class WF4 and Class WF5 Certificates, subject to a minimum rate of 0.00% per annum. Interest for the Class WF1 Certificates will be calculated on an Actual/360 basis, and the Interest for the Class WF2, Class WF3, Class WF4, Class WF5, Class WFIO, and the Subordinate Certificates will be calculated on a 30/360 basis.

The “Accrual Period” for the Class WF1 Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on May 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The “Accrual Period” for the Senior Certificates other than the Class WF1 Certificates and the Subordinate Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1)	To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2)	To pay Current Interest and Carryforward Interest to the Senior Certificates, pro rata, in proportion to such amounts;

(3)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially in order of priority;

(4)
Any remaining Interest Remittance Amount after application of priorities (1) through (3) above will be deemed “Monthly Excess Interest” and, together with any remaining Principal Remittance Amount after the application of the priorities set forth above under “Principal Payment Priority” above will be distributed as follows:

i)	To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

ii)	To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent not paid above;

iii)	To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

iv)
To pay to the Senior Certificates (other than the Class WFIO Certificates), after giving effect to principal distributions described above, up to a specified target amount for such Distribution Date, in each case in accordance with the priorities set forth under “Principal Payment Priority” above, in reduction of their respective Class Principal Amounts, until reduced to zero;

v)
To pay to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described above, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the priorities set forth under “Principal Payment Priority” above, until each such class is reduced to zero;

vi)
To pay to the Senior Certificates (other than the Class WFIO Certificates), any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts (in the case of Class WF1, after payments received from the Interest Rate Cap for this purpose);

vii)	To the Class WFM1, WFM2, WFM3, and WFM4 Certificates, sequentially and in that order, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

viii)
Concurrently, on a pro-rata basis, to the Senior Certificates (other than the Class WFIO Certificates) any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

ix)	To the Class WFM1, WFM2, WFM3, and WFM4 Certificates, sequentially and in that order any Deferred Amounts;

x)	To pay the holder of the Class X Certificates in accordance with the trust agreement; and

xi)	To the Class R Certificates, any remaining amounts.

The “Principal Distribution Amount” for any Distribution Date and for the Mortgage Pool is an amount equal to the Principal Remittance Amount for such date for the Mortgage Pool minus the Overcollateralization Release Amount, if any, for such Distribution Date.

The “Overcollaterlization Release Amount” for any Distribution Date is an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date exceeds (2) the OC Target (as defined below).

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Interest Rate Cap

An Interest Rate Cap will be purchased for the Trust for the benefit of the Class WF1 Certificates to diminish basis risk associated with the fixed rate mortgage loans. The [thirty-eight] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [7.00]% per annum, “the strike rate”. The Notional Balance of the Interest Rate Cap for the applicable Distribution Date will be equal to the amounts set forth on the following schedule:

Month	Approximate Notional Balance ($)	Month	Approximate Notional Balance ($)
1	0.00	21	38,345,507.36
2	97,281,063.61	22	35,586,929.57
3	94,847,320.07	23	32,887,206.63
4	92,226,039.68	24	30,245,088.89
5	89,422,990.31	25	27,659,353.15
6	86,444,564.00	26	25,128,802.12
7	83,297,757.04	27	22,652,263.84
8	79,990,146.46	28	20,228,591.15
9	76,531,398.47	29	17,856,661.17
10	72,959,929.59	30	15,535,374.81
11	69,463,311.94	31	13,263,656.23
12	66,041,212.98	32	11,040,452.38
13	62,692,051.67	33	8,864,732.49
14	59,414,280.40	34	6,735,487.62
15	56,206,384.29	35	4,651,730.20
16	53,066,880.53	36	2,612,493.57
17	49,994,317.66	37	616,831.54
18	46,987,274.94	38	616,831.54
19	44,044,361.69	39 and thereafter	0.00
20	41,164,216.65

On each Distribution Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding Accrual Period for the transaction divided by 360, and (c) the notional balance set forth above. Payments received under the Interest Rate Cap will only be available to benefit the Class WF1 certificates. Any remaining amount will be distributed to the Class X Certificates.

The Cap Counterparty will have a rating of at least “A’ from S&P, Moody’s, and Fitch.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Other Definitions

Current Interest

“Current Interest” for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

“Carryforward Interest” for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The “Net Funds Cap” for each Distribution Date and each class (other than Class WF1 Certificates) will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date.

The “Net Funds Cap” for each Distribution Date and Class WF1 Certificates will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount (as defined below) for such date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date, multiplied, in the case of the Class WF1 Certificates, by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The “Optimal Interest Remittance Amount” with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The “Net Mortgage Rate” with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate.

Basis Risk Shortfall

“Basis Risk Shortfall”: With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The “Unpaid Basis Risk Shortfall” for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Other Definitions (continued)

Trigger Events

A “Trigger Event” will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

Distribution Date	Loss Percentage

June 2010 to May 2011	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

June 2011 to May 2012	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

June 2012 to May 2013	[ ]% for the first month, plus an additional 1/12th of [ ]% for each month thereafter

June 2013 and thereafter	[ ]%

The “Rolling Three Month Delinquency Rate” with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The “Delinquency Rate” for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of (i) all Mortgage Loans 60 or more days delinquent (including all Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date) and (ii) each Mortgage Loan in foreclosure and all REO properties as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

The “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related collection period by (y) the Cut-off Date Balance of the loans.

The “Senior Enhancement Percentage” for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The “Stepdown Date” is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates (other than the Class WFIO Certificates) have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [35.00]% (the “Targeted Senior Enhancement Percentage”) or (ii) the 37th Distribution Date.

The “Overcollateralization Amount” for any Distribution Date is the amount, if any, by which the pool balance exceeds the aggregate Class Principal Amount of the Certificates after giving effect to distributions on that Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Other Definitions (continued)

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates (other than the Class WFIO Certificates), on a pro rata basis, based on Class Principal Amounts. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an “Applied Loss Amount”.

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the “Deferred Amount” for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A “Subsequent Recovery” is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class WFM4 Certificates, the Class WFM3 Certificates, the Class WFM2 Certificates, the Class WFM1 Certificates and then the Senior Certificates (pro-rata based on Class Principal Amount and other than the Class WFIO Certificates) have been reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount (Overcollateralization or “OC”). Excess interest will be used to create and maintain the OC Target.

The “OC Target” with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [3.00]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [3.00]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [6.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The “OC Floor” is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Contacts

MBS Trading and Structuring	Rich McKinney	(212) 526-8320
	Khalil Kanaan	(212) 526-8320
	Sandeep Bharatwaj	(212) 526-8320
	Vladimir Lemin	(212) 526-8320

MBS Banking	Mike Hitzmann	(212) 526-5806
	Lei Tie	(212) 526-2751

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

LXS 2007-9 Collateral Summary - Group II *
Total Number of Loans	773	Occupancy Status
Total Outstanding Loan Balance	$189,539,322	Primary Home	82.99% ± 1.00%
Average Loan Principal Balance	$245,199 ± 3.00%	Investment	14.07% ± 1.00%
Percentage of Loans with Prepayment Penalties	60.37% ± 1.00%	Second Home	2.94% ± 1.00%
Weighted Average Coupon	8.134% ± 0.050%
Weighted Average Original Term (mo.)	360 ± 1
Weighted Average Remaining Term (mo.)	357 ± 1	Geographic Distribution
Weighted Average Loan Age (mo.)	3 ± 1	(Other states account individually for less than
Weighted Average Original LTV	84.02% ± 1.00%	5% of the Cut-off Date principal balance.)
Original LTV > 80 and no MI (whole pool)	56.62% ± 0.20%	CA	18.03% ± 1.50%
Non-Zero Weighted Average FICO	653 ± 2	FL	11.54% ± 1.50%
		NY	9.39% ± 1.50%
Prepayment Penalty (years)		NJ	7.11% ± 1.50%
None	39.63% ± 1.00%	MD	5.46% ± 1.50%
0.001 - 1.000	1.77% ± 1.00%	AZ	5.31% ± 1.50%
1.001 - 2.000	5.65% ± 1.00%
2.001 - 3.000	52.95% ± 1.00%	Lien Position
		First	100.00%

* The Mortgage Loan data is shown herein as of the applicable Statistical Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date
Scheduled Principal Balances
($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 to 50,000.00	32	$1,168,001.43	0.62%
50,000.01 to 100,000.00	97	7,518,221.80	3.97
100,000.01 to 150,000.00	121	15,266,610.65	8.05
150,000.01 to 200,000.00	114	19,848,003.58	10.47
200,000.01 to 250,000.00	100	22,201,120.96	11.71
250,000.01 to 300,000.00	80	21,781,121.27	11.49
300,000.01 to 350,000.00	67	21,591,351.31	11.39
350,000.01 to 400,000.00	46	17,411,609.91	9.19
400,000.01 to 450,000.00	33	14,111,756.34	7.45
450,000.01 to 500,000.00	38	18,101,067.18	9.55
500,000.01 to 550,000.00	16	8,359,264.46	4.41
550,000.01 to 600,000.00	9	5,165,410.39	2.73
600,000.01 to 650,000.00	9	5,694,171.75	3.00
650,000.01 to 700,000.00	3	2,014,965.86	1.06
700,000.01 to 750,000.00	2	1,442,898.69	0.76
800,000.01 to 850,000.00	1	822,124.67	0.43
850,000.01 to 900,000.00	1	892,500.00	0.47
900,000.01 to 950,000.00	1	913,000.57	0.48
950,000.01 to 1,000,000.00	1	974,393.41	0.51
1,000,000.01 to 1,250,000.00	1	1,011,728.24	0.53
3,000,000.01 to 3,250,000.00	1	3,250,000.00	1.71
Total:	773	$189,539,322.47	100.00%

Minimum:	$13,752
Maximum:	$3,250,000
Average:	$245,199

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Mortgage Rates
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
6.001 to 6.500	6	$1,918,311.20	1.01%
6.501 to 7.000	52	15,923,250.01	8.40
7.001 to 7.500	94	26,689,448.31	14.08
7.501 to 8.000	183	47,466,367.41	25.04
8.001 to 8.500	188	42,987,250.46	22.68
8.501 to 9.000	143	32,040,045.24	16.90
9.001 to 9.500	50	11,606,887.43	6.12
9.501 to 10.000	41	9,488,379.60	5.01
10.001 to 10.500	16	1,419,382.81	0.75
Total:	773	$189,539,322.47	100.00%

Minimum:	6.375%
Maximum:	10.375%
Weighted Average:	8.134%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
301 to 360	773	$189,539,322.47	100.00%
Total:	773	$189,539,322.47	100.00%

Minimum:	360
Maximum:	360
Weighted Average:	360

Remaining Terms to Stated Maturity
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
241 to 360	773	$189,539,322.47	100.00%
Total:	773	$189,539,322.47	100.00%

Minimum:	353
Maximum:	358
Weighted Average:	357

Seasoning
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 to 12	773	$189,539,322.47	100.00%
Total:	773	$189,539,322.47	100.00%

Minimum:	2
Maximum:	7
Weighted Average:	3

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Original Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.001 to 10.000	1	$74,753.04	0.04%
10.001 to 20.000	1	49,887.97	0.03
30.001 to 40.000	5	1,132,144.74	0.60
40.001 to 50.000	13	2,858,136.93	1.51
50.001 to 60.000	19	5,446,131.00	2.87
60.001 to 70.000	49	18,389,003.77	9.70
70.001 to 80.000	156	39,117,354.59	20.64
80.001 to 90.000	320	74,574,170.17	39.34
90.001 to 100.000	209	47,897,740.26	25.27
Total:	773	$189,539,322.47	100.00%

Minimum:	8.490%
Maximum:	100.000%
Weighted Average:	84.018%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Combined Loan-to-Value Ratio
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
5.01 to 10.00	1	$74,753.04	0.04%
15.01 to 20.00	1	49,887.97	0.03
30.01 to 35.00	2	142,786.34	0.08
35.01 to 40.00	3	989,358.40	0.52
40.01 to 45.00	6	686,352.19	0.36
45.01 to 50.00	7	2,171,784.74	1.15
50.01 to 55.00	6	1,905,285.16	1.01
55.01 to 60.00	11	2,099,717.60	1.11
60.01 to 65.00	18	4,288,175.86	2.26
65.01 to 70.00	27	9,002,637.85	4.75
70.01 to 75.00	37	11,130,842.77	5.87
75.01 to 80.00	101	27,716,790.75	14.62
80.01 to 85.00	61	14,495,042.43	7.65
85.01 to 90.00	263	60,952,543.25	32.16
90.01 to 95.00	182	43,791,291.87	23.10
95.01 to 100.00	47	10,042,072.25	5.30
Total:	773	$189,539,322.47	100.00%

Minimum:	8.490%
Maximum:	100.00%
Weighted Average:	85.167%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Primary Mortgage Insurance Carrier
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	467	$107,315,920.77	87.62%
United Guaranty Residential Ins. Corp.	30	6,651,678.72	5.43
Radian Guaranty	32	8,504,310.94	6.94
Total:	529	$122,471,910.43	100.00%

For loans with original Loan-to-Value ratio greater than 80%

Primary Mortgage Insurance Percentage
(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	467	$107,315,920.77	87.62%
12.00	7	2,709,561.82	2.21
25.00	33	6,033,239.41	4.93
30.00	19	5,457,395.35	4.46
35.00	3	955,793.08	0.78
Total:	529	$122,471,910.43	100.00%

For loans with original Loan-to-Value ratio greater than 80%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

FICO Score
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
601 to 620	20	$4,573,862.46	2.41%
621 to 640	298	69,027,116.27	36.42
641 to 660	229	55,181,517.81	29.11
661 to 680	160	42,796,617.31	22.58
681 to 700	33	8,576,749.67	4.53
701 to 720	12	2,845,641.13	1.50
721 to 740	10	3,167,466.14	1.67
741 to 760	4	1,349,583.86	0.71
761 to 780	5	1,396,479.24	0.74
781 to 800	2	624,288.58	0.33
Total:	773	$189,539,322.47	100.00%
Minimum: Maximum: Weighted Average:	620 784 653

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Loan Purpose
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Cash Out Refinance	435	$113,382,253.36	59.82%
Purchase	228	52,259,506.62	27.57
Rate/Term Refinance	110	23,897,562.49	12.61
Total:	773	$189,539,322.47	100.00%

Property Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Single Family	657	$161,372,741.45	85.14%
Two-to-Four Family	80	19,933,499.92	10.52
Condominium	33	7,449,331.10	3.93
Cooperative	3	783,750.00	0.41
Total:	773	$189,539,322.47	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

States - Top 10
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
CA	80	$34,168,190.39	18.03%
FL	98	21,871,122.52	11.54
NY	51	17,789,492.46	9.39
NJ	43	13,474,886.47	7.11
MD	34	10,357,983.72	5.46
AZ	37	10,055,315.58	5.31
IL	33	6,462,701.73	3.41
CO	22	6,416,022.11	3.39
TX	38	5,226,865.36	2.76
MA	15	4,599,455.23	2.43
Other	322	59,117,286.90	31.19
Total:	773	$189,539,322.47	100.00%

Interest Only Loan Term
(Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	726	$168,568,607.23	88.94%
60	19	10,658,899.33	5.62
120	24	9,142,563.13	4.82
180	4	1,169,252.78	0.62
Total:	773	$189,539,322.47	100.00%

Balloon Loan Flag
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Balloon	330	$88,131,266.89	46.50%
Fully Amortizing	443	101,408,055.58	53.50
Total:	773	$189,539,322.47	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Prepayment Penalty Term in Years
(Years)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
None	299	$75,115,957.85	39.63%
1.000	12	3,354,041.92	1.77
2.000	45	10,705,402.35	5.65
3.000	417	100,363,920.35	52.95
Total:	773	$189,539,322.47	100.00%

Documentation Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Documentation	333	$84,219,889.17	44.43%
No Ratio Documentation	196	50,134,005.99	26.45
Full Documentation	160	36,543,944.63	19.28
No Documentation	84	18,641,482.68	9.84
Total:	773	$189,539,322.47	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

Collateral Characteristics - Group II (continued)
Collateral characteristics are listed below as of the Cut-Off Date

Product Type
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Fixed Rate	443	$101,408,055.58	53.50%
Balloon	330	88,131,266.89	46.50
Total:	773	$189,539,322.47	100.00%

Originator
	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
WELLS FARGO HOME MORTGAGE	773	$189,539,322.47	100.00%
Total:	773	$189,539,322.47	100.00%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.